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                              [Skadden Letterhead]

                                                                      Exhibit 8

                                                               March 7, 1996

NorAm Financing I
NorAm Financing II
c/o NorAm Energy Corporation
1600 Smith Street
11th Floor
Houston, Texas 77002

NorAm Energy Corporation
1600 Smith Street
11th Floor
Houston, Texas 77002

               Re:  Registration Statement on Form S-3
                    Registration No. 33-64001

Ladies and Gentlemen:

     We have acted as special counsel for NorAm Energy Corporation, a Delaware corporation (the "Company"), NorAm Financing I ("Trust I"), and NorAm Financing II ("Trust II"), each a statutory business trust formed under the laws of Delaware (together the "Trusts"), in connection with the above-captioned registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering (i) Trust I's Convertible Preferred Securities representing undivided beneficial interests in the assets of Trust I, and Trust II's
Preferred Securities representing undivided beneficial interests in the assets of Trust II (together the "Preferred Securities"), (ii) Convertible Junior Subordinated Debentures and Junior Subordinated Debentures issued by the Company to the Trusts in connection with the sale of the Preferred Securities and (iii) common
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NorAm Financing I
NorAm Energy Corporation
[date], 1996
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stock, par value $.625 per share, of the Company issuable upon conversion of the
Convertible Junior Subordinated Debentures.

     We hereby confirm that, although the discussion set forth under the heading "UNITED STATES FEDERAL INCOME TAXATION" in each of (i) the form of Prospectus Supplement for an offering of Trust Convertible Preferred Securities of Trust I and (ii) the form of Prospectus Supplement for an offering of Trust Non-Convertible Preferred Securities of Trust II, filed as exhibits to the Registration Statement (together the "Forms of Prospectus Supplement"), does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

        This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Forms of Prospectus Supplement and the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereby unless otherwise expressly stated and applies only to the disclosure set forth in the Forms of Prospectus Supplement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,


                                        /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM